          CROWN CENTRAL PETROLEUM CORPORATION
          SUPPLEMENTAL RETIREMENT INCOME PLAN
          FOR SENIOR EXECUTIVES
          AS RESTATED

          EFFECTIVE SEPTEMBER 26, 1996

          TABLE OF CONTENTS

                                                Page


          Section 1.  Purpose                      1

          Section 2.  Definitions                  1

          Section 3.  SRI Benefits Formulae        2

          Section 4.  Payment of SRI Benefits      3

          Section 5.  Form of Regular SRI Benefit  4

          Section 6.  No Competition               5

          Section 7.  Pre-Retirement Death Benefits5

          Section 8.  Effective Date               6

          Section 9.  Unfunded Plan                6

          Section 10.  Non-Guarantee of Employment 6

          Section 11.  Amendments/Termination      7

          Section 12.  Non-Assignability           7

          Section 13.  Plan Administration         7

          Section 14.  Withholding of Taxes        7

          Section 15.  Successor Company           7

          Section 16.  Governing Law               7

          Section 17.  Change of Control           7

          Section 18.  Claim Procedures            7

          CROWN CENTRAL PETROLEUM CORPORATION
          SUPPLEMENTAL RETIREMENT INCOME PLAN
          FOR SENIOR EXECUTIVES

          Section 1.  Purpose.

          The purpose of this Plan is to provide Supplemental Retirement Income Benefits (``SRI Benefits''
                   ) for those  eligible senior  executives
          of Crown Central Petroleum Corporation (``Crown'') and its subsidiaries (the ``
                                      Crown Subsidiaries '')
          whose Regular Retirement Benefits, as hereinafter defined, are in the opinion of the Board of
          Directors unreasonably small in comparison to their Terminal Compensation, as hereinafter defined, or whose Regular Retirement Benefits shall have been reduced by reason of certain statutory limits under the Internal Revenue Code of 1986, as amended (the ``
                                    Code'').

          Section 2. Definitions.  The following terms shall
          have  the  following  meanings  unless   otherwise
          clearly required by the context:

          (a) ``Actuarial Equivalent'' shall be determined by using the mortality table prescribed by the Secretary of the Treasury under Code section 417(e)(3)(A) as changed from time to time, and an interest rate for any calendar year that is the annual rate of interest on 30-year Treasury securities as published by the Secretary of the Treasury for November of the immediately prior calendar year.

          (b)  The term  ``
                          annual amount of a  Participant's
          Regular Retirement Benefits'' shall mean the Participant's Regular Retirement Benefit payable during a period of twelve (12) months commencing on the date as of which the SRI Benefits are being determined.

          (c) ``Compensation'' shall mean actual periodic compensation payable currently in cash, exclusive of any director's fees, bonuses, employee benefits, compensation from stock options, or compensation payable at a deferred date, but inclusive of amounts deducted therefrom such as, but not limited to, deductions for withheld taxes and contributions to employee benefit plans. Compensation for any period of absence because of sickness or accident during which the Participant is paid compensation at a reduced rate shall mean the Compensation which would have been payable except for such reduction. In computing Compensation, there shall be excluded any payment for accumulated vacation which is paid after termination of employment.

          (d)   ``
                 Participant'' shall mean any employee of Crown who is a Vice President or higher executive officer of Crown.

          (e)    ``Plan''
                          shall  mean  the  Crown   Central
          Petroleum  Corporation   Supplemental   Retirement
          Income Plan For Senior Executives, as amended from time to time.

           (f) ``Regular Retirement Benefit'' shall mean the benefits to which a Participant would be entitled upon retirement or termination of employment under the Retirement Plan calculated as a five-year certain and life annuity with 60 monthly payments guaranteed. Determination of a Participant's Regular Retirement Benefit shall not take into account any ad hoc post-retirement benefit increases which from time to time may be effected by an amendment to the Retirement Plan. Nevertheless, all determinations of a Participant's Regular Retirement Benefit shall take into account post-retirement cost-of-living adjustments of the dollar limitation described in
          Section 415(b)(1)(A) of the Code, as amended, if and to the extent the Retirement Plan specifically provides for such post-retirement adjustments to be taken into account in determining the Participant's retirement benefits payable thereunder.

          (g)   ``Retirement Plan ''
                                    shall  mean  the  Crown
          Central Petroleum Retirement Plan, as amended from time to time, or any successor plan or plans.

          (h) ``Tax Limits'' shall mean the limitations on compensation and benefits under Code sections
          401(a)(17) and 415.

          (I)    ``
                  Terminal  Compensation ''
                                            shall  mean  an
          amount equal to one-third (1/3) of a Participant's Compensation for the thirty-six (36) consecutive months prior to the termination of the Participant's employment for which the Participant received the largest amount of Compensation.

          (j) ``Total Service'' shall mean the period from a Participant's first day of employment with Crown or a Crown Subsidiary until the Participant's last day of employment with Crown or a Crown

          Subsidiary, including any period in which the Participant was not a Participant.

          All references made to the masculine gender are intended to refer equally to the female gender.

          Section 3.  SRI  Benefits Formulae.  SRI  Benefits
          shall consist  of  a  Regular  SRI  Benefit  or  a
          Limitation SRI  Benefit  or both.    Each  benefit
          shall be determined as follows:

          (a) Subject to the further provisions of Section 3, the annual Regular SRI Benefit for a Participant shall be an amount equal to the excess of (i) Sixty Percent (60%) of such Participant's Terminal Compensation over (ii) the sum of the annual amount of such Participant's Regular Retirement Benefit and such Participant's Limitation SRI Benefit. If a Participant terminates employment prior to age 55 or, with less than five (5) years of Total Service prior to age 65, no Regular SRI Benefit is payable.

          (b) The Limitation SRI Benefit shall be the excess, if any, of the Regular Retirement Benefit to which a Participant would be entitled under the Retirement Plan, in accordance with elections made by the Participant pursuant to the Retirement Plan, if calculated without regard to (i) any Tax Limits, or (ii) any provision of the Retirement Plan for reduction of benefits payable thereunder by reason of contributions which shall have been made to other plans, over the Regular Retirement Benefit to which such Participant shall actually be entitled under the Retirement Plan.

          (c) The full Regular SRI Benefit shall be payable if a Participant terminates employment at or after age 65 with ten (10) or more years of Total Service. If a Participant terminates employment at or after age 65 with less than ten (10) years of Total Service, the Regular SRI Benefit shall be multiplied by a fraction, the numerator of which is the Participant's full months of Total Service and the denominator is 120, and the product shall be payable to the Participant as a Regular SRI Benefit.

          (d) If the Participant terminates employment before age 65 with at least ten (10) years of Total Service, the Regular SRI Benefit is the benefit calculated under Section 3(a), except that the Applicable Percentage from the following table shall be substituted for 60% in Section 3(a) based on the Participant's attained age at the Participant's termination of employment.

            Attained Age              Applicable Percentage

          55                          30%
          56                          34%
          57                          38%
          58                          42%
          59                          46%
          60                          50%
          61                          52%
          62                          54%
          63                          56%
          64                          58%
          65                          60%

          The Participant's attained age shall be calculated in years and full months. The Applicable Percentage shall be the interpolated percentage between any two years of attained age based on the Participant's years and full months of age.

          (e) If a Participant terminates employment at or after age 55 and before age 65 with at least five
          (5) years but less than ten (10) years of Total Service, the Regular SRI Benefit shall be the Regular SRI Benefit calculated under Section 3(a) multiplied by a fraction, the numerator of which is the Participant's full months of Total Service and the denominator is 120.

          (f)  In  the case  of a  Participant described  in
          Section 3(d)  who  is  not  eligible  to  commence
          benefits under the Retirement Plan at his termination, the annual Regular SRI Benefit shall initially be the amount calculated under Section 3(d) determined as if no amounts are payable from the Retirement Plan or as a Limitation SRI Benefit. When the Participant becomes eligible to commence benefits under the Retirement Plan, the annual Regular SRI Benefit payable thereafter shall be reduced by the annual amount of the Regular Retirement Benefit and Limitation SRI
          Benefit which the Participant could elect to receive at that time.

          Section 4.  Payment of SRI Benefits.  The  Regular
          SRI Benefit and the Limitation SRI Benefit shall be paid as follows:

          (a) The Regular SRI Benefit for any Participant who has attained age 65 shall be paid upon the Participant's termination of employment with Crown and the Crown Subsidiaries. The Regular SRI Benefit for any Participant who has attained age 55 but not age 65 and who has completed at least ten (10) years of Total Service shall be paid upon the Participant's termination of employment with Crown and the Crown Subsidiaries. One-twelfth (1/12th) of such annual Regular SRI Benefit shall be payable on the first day of each month.

          (b) The Regular SRI Benefit for any Participant who, at his termination of employment, has not attained age 65 and who has completed less than ten (10) years of Total Service shall be paid upon the Participant's attainment of age 65. One-twelfth (1/12th) of such annual Regular SRI Benefit shall be payable on the first day of each month.

          (c) When a Participant begins to receive benefits under the Retirement Plan, such Participant shall be entitled, subject to the provisions of Section 6, to receive a Limitation SRI Benefit, if any. The Limitation SRI Benefit shall commence at the same time and shall be paid in the same form as the benefit to the Participant under the Retirement Plan. Any death benefit payable based on the form of payment of the Limitation SRI Benefit shall be payable at the same time and to the same beneficiary(s) in the same proportions as the death benefits under the Retirement Plan.

          Section 5.  Form of Regular SRI Benefit.

          (a) Unless the Participant elects an optional form of payment under Section 5(b), the Regular SRI Benefit shall be payable as a five-year certain and life annuity with 60 monthly payments guaranteed.

          (b) A Participant may elect not to receive his Regular SRI Benefit in the form described in
          Section 5(a) and may elect as provided in Section 5(d) to receive the Actuarial Equivalent of his Regular SRI Benefit in one of the following forms:

          (1)  The Actuarial  Equivalent of the Regular  SRI
          Benefit may be paid in the form of a single life annuity, payable in equal monthly amounts for the life of the Participant.

          (2) The Actuarial Equivalent of the Regular SRI Benefit may be paid in the form of a joint and
          100% survivor annuity for the lives of the Participant and his spouse. Under this form of payment, the Participant will receive reduced payments for his lifetime and, after his death, a survivor annuity will be payable for the lifetime of his spouse equal to 100% of the amount of the annuity payments that were payable to the Participant. If the Participant's spouse dies after Regular SRI Benefit payments begin but before the Participant dies, the Regular SRI Benefit shall continue to be paid to the Participant in the same amount that was payable before the death of his spouse.

          (3) The Actuarial Equivalent of the Regular SRI Benefit may be paid in the form of a joint and 50% survivor annuity for the lives of the Participant and his spouse. Under this form of payment, the Participant will receive reduced payments for his lifetime and, after his death, a survivor annuity will be payable for the lifetime of his spouse equal to 50% of the amount of the annuity payments that were payable to the Participant. If the
          Participant's spouse dies after Regular SRI Benefit payments begin but before the Participant dies, the Regular SRI Benefit shall continue to be paid to the Participant in the same amount that was payable before the death of his spouse.

          (4) The Actuarial Equivalent of the Regular SRI Benefit may be paid in a ten-year certain and continuous form. Under this form of payment, the Participant will receive equal monthly installments for his lifetime and, in the event of his death prior to receipt of 120 payments, whichever is applicable, payments will continue for the balance of such 120 payments to his beneficiary.

          (c) The following rules apply to payments of all Regular SRI Benefits and Limitation SRI Benefits under the Plan. If the present value of a Regular SRI Benefit or a Limitation SRI Benefit payable under the Plan, including a Regular SRI Benefit or Limitation SRI Benefit payable to beneficiaries, is $10,000 or less on the commencement date of the Participant's or beneficiary's benefit, the Actuarial Equivalent present value shall be paid in a single-sum payment. Payment shall be made as soon as practicable following the Participant's last day of service or as soon as practicable after death for payment to a beneficiary.

          (d) The Participant shall be provided suitable forms for the making of elections under Section 5(b). To be valid, an election or revocation of an election of an alternative benefit form (i) must be signed by the Participant, (ii) must designate a specific alternate form of benefits, and (iii) except for an initial election upon participation, will not be effective until six
          (6) months after the date of the election. Any election shall remain in effect until six (6) months after a subsequent election is filed by the Participant.

          Section 6. No Competition. Notwithstanding the provisions of Sections 4 and 5, no Regular SRI Benefit or Limitation SRI Benefit shall be payable to a Participant whose employment with Crown and the Crown Subsidiaries shall have terminated prior to the date on which such Participant shall attain the age of sixty-five (65) years, or to the surviving spouse or other beneficiary of such a Participant, if within two (2) years after such termination of employment the Participant shall, without the approval of Crown as expressed in a resolution by its Board of Directors, render services for compensation as an officer, consultant, employee or otherwise to any corporation or other entity in direct or indirect competition with Crown or any Crown subsidiary, or enter into any business or occupation on a self-employed basis which is in direct or indirect competition with Crown or any Crown Subsidiary provided, however, that nothing contained in this
          Section 6 shall be deemed to require the repayment by the Participant of any Regular SRI Benefit or Limitation SRI Benefit paid to him prior to the time he commences rendering such services or enters into such business or occupation.

          Section 7. Pre-Retirement Death Benefits. Pre-Retirement Death Benefits consist of a Regular SRI Death Benefit or a Limitation SRI Death Benefit, or both. The benefits shall be determined as follows:

          (a) If a Participant who is married at the time of his death dies after attaining the age of fifty-five (55) years while still employed by Crown or a Crown Subsidiary, his surviving spouse shall be entitled to receive a Regular SRI Death Benefit. The monthly amount of the Regular SRI Death Benefit shall be the same as the monthly payment which would have been initially payable pursuant to Section 5 if such Participant had terminated on the date of his death, had the greater of five (5) years or his actual Years of Total Service, had elected to receive the Regular SRI Benefit in the form of a joint and 100% survivor annuity for the lives of the Participant and his spouse, and had died immediately following such termination. If the Participant had less than ten (10) years of Total Service at death, the Regular SRI Death Benefit shall be multiplied by a fraction, the numerator of which is the Participant's full months of Total Service and the denominator is 120, and the product shall be payable to the spouse as the Regular SRI Death Benefit. If the spouse is not eligible to commence benefits under the Retirement Plan at the Participant's death, the Regular SRI Death Benefit shall initially be the amount calculated as if no amounts are payable to the spouse from the Retirement Plan or as a Limitation SRI Benefit. When the surviving spouse becomes eligible to commence benefits under the Retirement Plan, the annual Regular SRI Death Benefit shall be reduced by the annual amount of the Regular Retirement
          Benefit and Limitation SRI Benefit which the spouse could elect to receive at that time. The death benefit shall be payable monthly on the first day of each month.

          (b) The Limitation SRI Death Benefit shall be the excess, if any, of the death benefits which would be payable by reason of the death of a Participant while still employed by Crown or a Crown Subsidiary under the Retirement Plan in accordance with the elections made by the Participant pursuant to the Retirement Plan, if the Tax Limits were not taken into account, over the death benefits to which the spouse of the Participant is actually entitled under the Retirement Plan. The Limitation SRI Death Benefit shall be paid at the same time, in the same form and to the same beneficiaries, as the death benefit under the Retirement Plan.

          Section 8. Effective Date. This restatement of the Supplemental Retirement Income Plan For Senior Executives shall become effective as of September 26, 1996, subject to approval by the Board of Directors of Crown. The plan as in effect prior to this restatement shall govern all rights of Participants who became entitled to benefits prior to this restatement.

          Section 9. Unfunded Plan. There is no fund associated with this Plan. Crown and the Crown Subsidiaries shall be required to make payments only as benefits become due and payable. No Participant or beneficiary shall have any right, other than the right of an unsecured general creditor, against Crown or the Crown Subsidiaries in respect to the benefits payable, or which may be payable, to such Participant or beneficiary hereunder. If Crown or the Crown Subsidiaries acting in their sole discretion, establishes a reserve or other fund associated with this Plan, then, except as may otherwise be provided in the instrument pursuant to which such reserve or fund is established, no Participant or beneficiary shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan.

          Section 10. Non-Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between Crown or any Crown Subsidiary and any Participant, or as a right of any such Participant to be continued in employment or as a limitation of the right of Crown or any Crown Subsidiary to deal with any Participant, as to their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though this Plan did not exist.

          Section 11. Amendments/Termination. Crown reserves the right to make from time to time amendments to or terminate this Plan by vote duly adopted by the Board of Directors (or any duly authorized committee thereof); provided, however, that no such amendment or termination shall adversely affect a Participant's benefits as of the date of such action.

          Section 12. Non-Assignability. The benefits payable under this Plan shall not be subject to alienation, assignment, pledge, garnishment, execution or levy of any kind and any attempt to cause any such benefits to be so subjected shall not be recognized.

          Section 13. Plan Administration. This Plan shall be operated and administered by the Board whose decision on all matters involving the interpretation and administration of this Plan shall be final and binding.

          Section 14. Withholding of Taxes. All amounts payable hereunder shall be reduced for the amounts required to be withheld pursuant to any applicable governmental law or regulation with respect to taxes or any similar provisions.

          Section 15. Successor Company. In the event of the dissolution, merger, consolidation or reorganization of Crown, the successor shall have all of the powers, duties and responsibilities of Crown under this Plan.

          Section 16.   Governing Law.   This Plan shall  be
          construed and enforced in accordance with, and governed by, the laws of the State of Maryland.

          Section 17.   Change  of Control.   The  Board  of
          Directors may adopt additional provisions with respect to SRI Benefits that are applicable in the case of a change of control.

          Section 18.  Claim Procedures.

          (a) A Participant or beneficiary shall be entitled to file a claim for benefits under the Plan. Any claim shall be filed with the Secretary of the Corporation on behalf of the Board. The claim is required to be in writing. If the claim is denied by the Board, in whole or in part, the claimant shall be furnished within 90 days after the Board's receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following:

          i.  Specific reason or reasons for denial;

          ii.     Specific  reference   to  pertinent   Plan
          provisions on which the denial is based;

          iii. A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

          iv. An explanation of the claims review procedure.

          (b) A claimant may request a review of a denial at any time within 60 days following the date the claimant received written notice of the denial of his claim. For purposes of this Section, any action required or authorized to be taken by the claimant may be taken by a representative authorized in writing by the claimant to represent him. The Board shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall:

          i. Permit the claimant to review any documents that are pertinent to the claim; and

          ii. Permit the claimant to submit to the Board issues and comments in writing.

          (c) The decision on review by the Board shall be in writing and shall be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Board determines that special circumstances require extension. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Board is based.

          IN  WITNESS  WHEREOF,   Crown  Central   Petroleum
          Corporation has caused  this restated  Plan to  be
          executed the   26th   day of    September, 1996.

          CROWN CENTRAL PETROLEUM CORPORATION



          By:  Henry A. Rosenberg, Jr.
                 Chairman of the Board